                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                       Date of Report: January 20, 1998
                      (Date of earliest event reported)

                            METAL MANAGEMENT, INC.
            (Exact name of registrant as specified in the charter)

         Delaware                        0-14836                  94-2835068
(State or other jurisdiction    (Commission File No.)          (IRS Employer
       of incorporation)                                     Identification No.)

                        500 Dearborn Street, Suite 405
                           Chicago, Illinois 60610
                   (Address of Principal Executive Offices)

                                (312) 645-0700
              Registrant's telephone number including area code)

                                     N/A
        (Former name or former address, if changed since last report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On January 20, 1998 (the "Closing Date"), the Company completed the acquisition (the "Acquisition") of substantially all of the assets of Aerospace Metals, Inc., Aerospace Parts Security, Inc. and The Suisman Titanium Corporation (collectively, "Seller"). Pursuant to an Asset Purchase Agreement dated as of the Closing Date (the "Purchase Agreement"), AMI Acquisition Co. ("AMI"), a wholly-owned subsidiary of the Company, purchased substantially all of the assets of Seller for consideration consisting of 402,893 shares (the "Aerospace Shares") of common stock, par value $.01, of the Company, and approximately $14 million in cash. The Company funded the cash portion of the consideration from its working capital.

         In connection with the Acquisition, Michael Suisman, the Chief Executive Officer and equity owner of Seller, entered into a one-year employment agreement with AMI under which he will act as AMI's Chairman of the Board.

         In connection with the Acquisition, the Company entered into a Registration Rights Agreement with Aerospace Metals, Inc. ("Aerospace") with respect to the Aerospace Shares. Under this Registration Rights Agreement, the Company is required to prepare and file a registration statement on Form S-3 covering the resale of the Aerospace Shares within 20 days after the Closing Date.

         In connection with the Acquisition, AMI entered into a Lease Agreement with Aerospace under which AMI has agreed to lease Aerospace's scrap processing facility and corporate headquarters (the "Real Property") for a monthly rental rate of $12,500 for the first two years after the Closing Date and $25,000 per month thereafter. The initial term of the Lease Agreement is for 10 years and AMI has an option to renew the lease for up to a total of 14 years and 11 months beyond the expiration of the Lease Agreement's initial term. The Company guaranteed AMI's obligations under the Lease Agreement pursuant to a separate Guaranty Agreement. Additionally, Aerospace granted AMI an option to purchase the Real Property, pursuant to an Option Agreement, for a purchase price based on the fair market value of the Real Property at the time the option is exercised by AMI. AMI's option to purchase the Real Property expires on the five year anniversary of the Closing Date, subject to extension under certain conditions.

         Copies of the Purchase Agreement, the Registration Rights Agreement, the Lease Agreement, the Option Agreement, and the press release issued by the Company in connection with the Aerospace transaction are attached as exhibits hereto and incorporated herein by reference.

         All of the statements herein, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect the Company's current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from the Company's execution of its industry consolidation strategy. There can be no assurance that the Company's actual future performance or that of its subsidiaries will meet the Company's expectations for growth and profitability. The statements in this Form 8-K involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. As discussed in the Company's annual report for the period ended March 31, 1997, its quarterly reports for the periods ended June 30, 1997 and September 30, 1997, its proxy statement, dated November 20, 1997, and its Registration Statement on Form S-3, dated January 14, 1998, some of the factors which could affect the Company's performance include, among other things, cyclicality of the scrap metal recycling industry, price fluctuations in commodity markets, adverse economic conditions, inability to successfully access capital, unavailability of suitable acquisition opportunities, the cost of complying with environmental laws and regulations, the risk that announced mergers are not consummated, the risk of challenges by the Company's competition, and the risk that the Company will face difficulties in consolidating and controlling operations in diverse geographic locations.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

     (a)      Financial Statements of Businesses Acquired

     The following financial statements of Aerospace Metals, Inc. are attached hereto:

              1.       Report of Independent Accountants.

              2. Consolidated Balance Sheets as of June 1, 1996 and May 31, 1997 (audited) and as of September 27, 1997 (unaudited).

              3. Consolidated Statements of Income and Retained Earnings for the years ended June 3, 1995, June 1, 1996 and May 31, 1997 (audited) and for the four months ended September 28, 1996 and September 27, 1997 (unaudited).

              4. Consolidated Statements of Cash Flows for the years ended June 3, 1995, June 1, 1996 and May 31, 1997
                       (audited) and for the four months ended September 28, 1996 and September 27, 1997 (unaudited).

              5.       Notes to Consolidated Financial Statements.

     (b)      Pro Forma Financial Information

     The following updated, unaudited pro forma financial statements are attached hereto:

              1.       Introduction to Pro Forma Financial Information.

              2. Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1997.

              3. Unaudited Pro Forma Combined Condensed Statement of Operations for the six months ended September 30, 1997.

              4. Unaudited Pro Forma Condensed Statement of Operations for the year ended March 31, 1997.

              5.       Notes to Unaudited Pro Forma Financial Information.

         (c)  Exhibits

         2.1 Asset Purchase Agreement, dated as of January 20, 1998, by and among the Company; AMI Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Company; Aerospace Metals, Inc., a Connecticut corporation; Aerospace Parts Security, Inc., a Connecticut corporation; The Suisman Titanium Corporation, a Connecticut corporation and a wholly-owned subsidiary of Aerospace; and Michael Suisman, being the sole shareholder of Aerospace and Security.

         10.1 Lease Agreement, dated January 20, 1998, by and between Aerospace Metals, Inc. and AMI Acquisition Co.

         10.2 Option Agreement, dated January 20, 1998, by and between Aerospace Metals, Inc. and AMI Acquisition Co.

         10.3 Registration Rights Agreement, dated January 20, 1998, by and between Metal Management, Inc. and Aerospace Metals, Inc.

         99.1 Press Release announcing the completion of the acquisition of substantially all of the assets of Aerospace Metals, Inc., Aerospace Parts Security, Inc. and The Suisman Titanium Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           METAL MANAGEMENT, INC.

Dated:   February 2, 1998                  By:    /s/ Gerard M.  Jacobs
                                               ------------------------------
                                                Gerard M. Jacobs,
                                                Chief Executive Officer

Item 7(a): Financial Statements of Business Acquired.



                    AEROSPACE METALS, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                                     INDEX

                                _______________

                                                                                                    Page
                                                                                                    ----
Report of Independent Accountants                                                                     1

Consolidated Financial Statements:
   Consolidated Balance Sheets as of June 1, 1996 and May 31, 1997                                    2
   Consolidated Statements of Income and Retained Earnings
     for the years ended June 3, 1995, June 1, 1996 and May 31, 1997                                  3
   Consolidated Statements of Cash Flows for the years ended
     June 3, 1995, June 1, 1996 and May 31, 1997                                                      4
   Notes to Consolidated Financial Statements                                                       5-15

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Aerospace Metals, Inc.:

We have audited the accompanying consolidated balance sheets of Aerospace Metals, Inc. and Subsidiaries (the "Company") as of June 1, 1996 and May 31, 1997, and the related consolidated statements of income and retained earnings and cash flows for each of the three years ended June 3, 1995, June 1, 1996 and May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aerospace Metals, Inc. and Subsidiaries as of June 1, 1996 and May 31, 1997, and the consolidated results of their operations and cash flows for the three years ended June 3, 1995, June 1, 1996 and May 31, 1997 in conformity with generally accepted accounting principles.


Coopers & Lybrand L.L.P.

Hartford, Connecticut
August 12, 1997

                    AEROSPACE METALS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       June 1, 1996 and May 31, 1997 and
                         (unaudited) September 27, 1997

                            (Dollars in Thousands)

                                _______________

                                                ASSETS
                                                                                                              (Unaudited)
                                                                                June 1,        May 31,        September 27,
                                                                                 1996           1997              1997
                                                                                 ----           ----              ----
Current assets:
  Cash and cash equivalents                                                  $   3,936      $  2,095           $  3,985
  Accounts receivable, less allowance
    for doubtful accounts of $159 in 1996 and $138
    in 1997 and $146 in September 1997                                          10,581        10,257              8,340
  Inventories                                                                    5,127         7,323              8,417
  Prepaid expenses and other current assets                                      1,075           986                908
  Deferred income taxes, net                                                       253           210                210
                                                                             ---------      --------           --------
    Total current assets                                                        20,972        20,871             21,860
                                                                             ---------      --------           --------

Property, plant and equipment, at cost                                          16,312        17,040             17,251
  Less - accumulated depreciation                                              (12,686)      (13,257)           (13,449)
                                                                             ---------      --------           --------
                                                                                 3,626         3,783              3,802
                                                                             ---------      --------           --------

Other assets:
  Investments                                                                        6             8                  8
  Cash surrender value of life insurance (net of
    policy loans  of $93 in 1996 and 1997 and
    September  1997)                                                               111           134                137
  Intangible asset - pension plans                                                 258           224                224
                                                                             ---------      --------           --------
                                                                                   375           366                369
                                                                             ---------      --------           --------




           Total assets                                                      $  24,973      $ 25,020           $ 26,031
                                                                             =========      ========           ========



                                               LIABILITIES AND STOCKHOLDER'S EQUITY
                                                                                                            (Unaudited)
                                                                                June 1,       May 31,       September 27,
                                                                                 1996          1997             1997
                                                                                 ----          ----             ----
Current liabilities:
  Current portion of long-term debt                                          $     208      $    247           $    505
  Accounts payable                                                               4,267         4,101              5,305
  Accrued expenses                                                                 826           503                305
  Accrued and withheld taxes                                                       196           402                148
  Accrued pension liability                                                        326           137              -
  Income taxes payable                                                             773           276                105
  Dividends payable                                                                107          -                 -
                                                                             ---------      --------           --------
     Total current liabilities                                                   6,703         5,666              6,368
Pension liability                                                                   60           137                167
Long-term debt, less current portion                                               712         1,928              1,858
Deferred income taxes, net                                                         535           513                513
                                                                             ---------      --------           --------
     Total liabilities                                                           8,010         8,244              8,906
                                                                             ---------      --------           --------

Stockholder's equity:
  6% preferred stock (1% cumulative) - $100 par value;
    authorized 19,365 shares; issued and outstanding
    -0- in 1997 and 17,800 shares in 1996                                        1,780          -                 -
  Common stock - $25 par value; authorized 32,000
    shares; issued and outstanding 14,288 shares                                   357           357                357
  Retained earnings                                                             14,982        16,298             16,601
  Paid-in capital                                                                  -             298                298
  Pension liability adjustment                                                    (156)         (177)              (131)
                                                                             ---------      --------           --------
    Total stockholder's equity                                                  16,963        16,776             17,125
                                                                             ---------      --------           --------


       Total liabilities and stockholder's equity                            $  24,973      $ 25,020           $ 26,031
                                                                             =========      ========           ========





                 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                  OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                    AEROSPACE METALS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

      for the years ended June 3, 1995, June 1, 1996 and May 31, 1997 and (unaudited) four months ended September 28, 1996 and September 27, 1997

                             (Dollars in Thousands)

                                    _______



                                             1995         1996        1997       (Unaudited)          (Unaudited)
                                             ----         ----        ----        Four Months         Four Months
                                                                                     Ended               Ended
                                                                                 September 28,        September 27,
                                                                                     1996                 1997
                                                                                     ----                 ----
Net sales                                    $42,264    $54,177     $50,400         $12,954             $16,599

Cost of goods sold                            35,209     44,964      44,756          11,670              15,196
                                             -------    -------     -------         -------             -------


               Gross profit                    7,055      9,213       5,644           1,284               1,403

General and administrative expenses            3,497      3,647       3,452             937                 921
                                             -------    -------     -------         -------             -------

               Income from operations          3,558      5,566       2,192             347                 482

Other income, net                                290        174         204              96                  84
Interest expense                                (110)       (81)       (148)            (26)                (52)
                                             -------    -------     -------         -------             -------

               Income before provision
                   for income taxes            3,738      5,659       2,248             417                 514

Provision for income taxes                     1,349      2,370         932             173                 211
                                             -------    -------     -------         -------             -------

               Net income                      2,389      3,289       1,316             244                 303

Retained earnings, beginning of period         9,518     11,800      14,982          14,982              16,298

Preferred stock dividends ($6 per share)        (107)      (107)       -                (36)                -
                                             -------    -------     -------         -------             -------

Retained earnings, end of period             $11,800    $14,982     $16,298         $15,190             $16,601
                                             =======    =======     =======         =======             =======





                  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                   OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                    AEROSPACE METALS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

      for the years ended June 3, 1995, June 1, 1996 and May 31, 1997 and (unaudited) four months ended September 28, 1996 and September 27, 1997

                             (Dollars in Thousands)

                               _______________


                                                                  1995           1996         1997      (Unaudited)    (Unaudited)
                                                                  ----           ----         ----      Four Months    Four Months
                                                                                                           Ended           Ended
                                                                                                       September 28,   September 27,
                                                                                                            1996           1997
                                                                                                            ----           ----
Cash flows from operating activities:
   Net income                                                           $ 2,389    $ 3,289    $  1,316     $  244        $   303
                                                                        -------    -------    --------     ------        -------
   Adjustments to reconcile net income to net cash provided by
       (used in) operating activities:
          Depreciation                                                      663        537         571        188            194
          Loss on disposition of property, plant and equipment                6         42           -          -              -
          Deferred income taxes                                             314        125          21          -              -
          Changes in assets and liabilities:
              Decrease (increase) in accounts receivable, net            (4,968)      (554)        324      3,085          1,917
              (Increase) decrease in inventories                            575        399      (2,196)    (2,005)        (1,094)
              Decrease (increase) in prepaid expenses and other
                 current assets                                             (30)      (414)         89        314             78
              (Increase) in cash value of life insurance                    (33)        (9)        (23)        (3)            (4)
              (Decrease) increase in accounts payable and
                  accrued expenses                                          663        362        (283)    (1,359)           615
              Increase (decrease) in accrued pension costs                   16       (778)        (99)       106             75
              Increase (decrease) in income taxes payable                   578         55        (497)    (1,164)          (171)
                                                                        -------    -------    --------     ------        -------
                 Total adjustments                                       (2,216)      (235)     (2,093)      (838)         1,610
                                                                        -------    -------    --------     ------        -------

                 Net cash provided by (used in) operating activities        173      3,054        (777)      (594)         1,913
                                                                        -------    -------    --------     ------        -------

Cash flows from investing activities:
   Capital expenditures                                                    (346)      (509)       (728)      (211)          (212)
   Proceeds from disposition of property, plant and equipment               -           22         -          -              -
   (Increase) in investments                                                -           -           (2)       -              -
                                                                        -------    -------    --------     ------        -------
                 Net cash provided by (used in) investing activities       (346)      (487)       (730)      (211)          (212)
                                                                        -------    -------    --------     ------        -------

Cash flows from financing activities:
   Loan from officer                                                        -           -          300        300            293
   Repayment of loan from officer                                           (46)        -         (261)       -              (35)
   Repayment of long-term debt                                             (139)      (191)       (208)       (70)           (69)
   Purchase of preferred stock                                              -           -          (58)
   Preferred stock dividends                                                (18)      (107)       (107)      (107)           -
                                                                        -------    -------    --------     ------        -------
                 Net cash provided by (used in) financing activities       (203)      (298)       (334)       123            189
                                                                        -------    -------    --------     ------        -------

Net increase (decrease) in cash and cash equivalents                       (376)     2,269      (1,841)      (682)         1,890

Cash and cash equivalents at beginning of period                          2,043      1,667       3,936      3,936          2,095
                                                                        -------    -------    --------     ------        -------

Cash and cash equivalents at end of period                              $ 1,667    $ 3,936    $  2,095     $3,254        $ 3,985
                                                                        =======    =======    ========     ======        =======


Supplemental disclosure of cash flow information:
   Cash paid for:
       Interest                                                         $   119    $    76    $    135     $   21        $    12
       Income taxes                                                         457      2,189       1,408      1,337            382


Non-cash investing and financing activities:

  For the years ended June 1, 1996 and May 31, 1997, the Company recorded minimum pension liability adjustments of $414 and $401, respectively (see Note 3).
  During fiscal year 1997, the Company redeemed its outstanding
      6% preferred stock of $1,780 for $1,482, resulting in a paid-in capital contribution of $298 (see Note 4). The transaction was funded with a cash payment of $58 and a note in the amount of $1,424.





                  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                   OF THE CONSOLIDATED FINANCIAL STATEMENTS.

                   AEROSPACE METALS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS years ended June 3, 1995, June 1, 1996 and May 31, 1997 and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                   ________

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Nature of Operations

      Aerospace Metals, Inc. (the "Company") is an international company with special capabilities in recycling aerospace and high technology metals and alloys. Through its Suisman and Blumenthal Division, the Company is a technical and marketing leader in the recycling of aerospace and high technology metals, especially nickel and cobalt alloys. Suisman Titanium (a wholly-owned subsidiary) is the world leader in recycling of titanium for the aerospace industry. The Company is the sole manufacturer of ST-20001, a titanium scrap turning product.

      Fiscal Year

      The Company prepares its financial statements on the basis of a 52-53 week fiscal year with the year ending on the Saturday nearest May 31.

      Principles of Consolidation

      The consolidated financial statements include the accounts of Aerospace Metals, Inc. (the "Company") and those of its division, Suisman & Blumenthal, and its wholly-owned subsidiaries, Danny Corp. (formerly Aerodyne Alloys, Inc.), and Suisman Titanium Corp. Significant intercompany accounts and transactions have been eliminated in consolidation.

      Cash Equivalents

      Short-term investments with original maturities when purchased of three months or less are considered to be cash equivalents.

      Inventories

      Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for the Suisman & Blumenthal Division's inventories and the first-in, first-out (FIFO) method for the inventories of the Company's wholly-owned subsidiaries.

                    AEROSPACE METALS, INC. AND SUBSIDIARIES
            years ended June 3, 1995, June 1, 1996 and May 31, 1997
  and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                _______________


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

    Inventories, Continued

    Inventories consist of the following:

                                                                                                  (Unaudited)
                                                                     June 1,        May 31,      September 27,
                                                                      1996           1997            1997
                                                                      ----           ----            ----
                                                                               ($ in Thousands)
           Processed                                               $  6,569        $ 8,336         $ 9,008
           Partially processed and unprocessed                        2,122          2,213           2,635
                                                                   --------        -------         -------
                         Gross inventories at FIFO                    8,691         10,549          11,643

           Less:  LIFO reserve                                       (3,564)        (3,226)         (3,226)
                                                                   --------        -------         -------

           Net inventories                                         $  5,127        $ 7,323         $ 8,417
                                                                   ========        =======         =======


Periodically, the Company enters into foreign currency exchange contracts in order to hedge any currency risks associated with certain purchases of foreign source aerospace scrap. Any gains or losses on such contracts are recognized in the period in which the contract is settled.

Property, Plant and Equipment

Property, plant and equipment is stated at cost, less accumulated depreciation. Depreciation of the related assets is charged against income over their estimated useful lives by using the straight-line and declining-balance methods. Estimated useful lives range from 3 to 40 years.

Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

                   AEROSPACE METALS, INC. AND SUBSIDIARIES
           years ended June 3, 1995, June 1, 1996 and May 31, 1997
 and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                    _____


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

    Income Taxes

    The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, deferred tax assets are subject to a valuation allowance to reduce them to net realizable value.

    Pension Plans

    The Company has two noncontributory defined benefit pension plans covering substantially all of its employees. Pension expense is actuarially determined in accordance with Statement of Financial Accounting Standards No. 87 (see Note 3). Additionally, the Company offers a 401(k) savings plan for eligible salaried employees.

    Investments

    Investments are carried at the lower of cost or market.

    Concentrations of Credit Risk

    The Company invests its excess cash in deposits and short-term investments, which have maturities of less than ninety days and, therefore, bear minimal risk. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company's sales are concentrated in the aerospace industry, principally to domestic customers.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    AEROSPACE METALS, INC. AND SUBSIDIARIES
            years ended June 3, 1995, June 1, 1996 and May 31, 1997
  and (unaudited) four months ended September 28, 1996 and September 27, 1997

                               _______________

2.  PROPERTY, PLANT AND EQUIPMENT:

    A summary of property, plant and equipment is as follows:

                                                                                                  (Unaudited)
                                                                     June 1,        May 31,      September 27,
                                                                      1996           1997            1997
                                                                      ----           ----            ----
                                                                               ($ in Thousands)
            Land                                                 $      269      $      269        $    269
            Plant and improvements                                    4,626           4,654           4,654
            Roads and surfacing                                         466             526             526
            Machinery and equipment                                   8,255           8,715           8,854
            Trucks, cranes and containers                             2,266           2,290           2,316
            Furniture, fixtures and office equipment                    418             433             437
            Construction in process                                      12             153             195
                                                                 ----------      ----------        --------
                                                                     16,312          17,040          17,251
            Less - accumulated depreciation                         (12,686)        (13,257)        (13,449)
                                                                 ---------       ---------         -------

                                                                 $    3,626      $    3,783        $  3,802
                                                                 ==========      ==========        ========


3.  EMPLOYEE BENEFIT PLANS:

    The Company has two defined benefit pension plans (salaried and hourly) covering substantially all of its employees. The benefits for the salaried plan are based on years of service and the employee's compensation during the later years of employment. Benefits for the hourly plan are based on arrangements set forth in collective bargaining agreements. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. The Company's policy is to fund an amount within the deductible range as allowed by Internal Revenue Service regulations.

                   AEROSPACE METALS, INC. AND SUBSIDIARIES
           years ended June 3, 1995, June 1, 1996 and May 31, 1997
 and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                   _______




3.     EMPLOYEE BENEFIT PLANS, CONTINUED:

       The following table sets forth a reconciliation of each of the plan's funded status to the amounts recognized in the Company's consolidated balance sheets as of June 1, 1996, May 31, 1997 and September 27, 1997, respectively:


                                                                                                       June 1, 1996
                                                                                                    ----------------
                                                                                                    ($ in Thousands)
                                                                                        Salaried          Hourly          Total
                                                                                        --------         -------         -------


        Actuarial present value of benefit obligations:
          Vested benefits                                                                $ 2,874         $ 1,561         $ 4,435
          Nonvested benefits                                                                  24              44              68
                                                                                         -------         -------         -------

        Accumulated benefit obligations                                                    2,898           1,605           4,503

        Projected effect of future compensation increases                                    328              15             343
                                                                                         -------         -------         -------

        Projected benefit obligations for service rendered to date                         3,226           1,620           4,846

        Less - plan assets at fair value, primarily insurance company separate accounts, immediate participation guarantee contracts and
          mutual funds                                                                    (2,915)         (1,549)         (4,464)
                                                                                         -------         -------         -------

        Projected benefit obligations in excess of plan assets                               311              71             382

        Unrecognized prior service cost                                                      (39)           (143)           (182)

        Unrecognized net gain (loss) from past experience different from that
          assumed and effects of changes in assumptions                                      292            (171)            121

        Unrecognized net obligation at June  1, 1987 being
          recognized over 15 years                                                          (234)           (115)           (349)

        Additional minimum liability                                                        --               414             414
                                                                                         -------         -------         -------

        Accrued pension liability included in the
          Company's consolidated balance sheets                                          $   330         $    56         $   386
                                                                                         =======         =======         =======

                    AEROSPACE METALS, INC. AND SUBSIDIARIES
            years ended June 3, 1995, June 1, 1996 and May 31, 1997
  and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                     _____


3.     EMPLOYEE BENEFIT PLANS, CONTINUED:



                                                                                              May 31, 1997
                                                                                            ----------------
                                                                                            ($ in Thousands)
                                                                                    Salaried      Hourly     Total
                                                                                    --------     -------    -------

       Actuarial present value of benefit obligations:
         Vested benefits                                                              $ 2,756    $ 1,631    $ 4,387
         Nonvested benefits                                                                36         50         86
                                                                                      -------    -------    -------

       Accumulated benefit obligations                                                  2,792      1,681      4,473

       Projected effect of future compensation increases                                  625       --          625
                                                                                      -------    -------    -------

       Projected benefit obligations for service rendered to date                       3,417      1,681      5,098

       Less - plan assets at fair value, primarily insurance company separate accounts, immediate participation guarantee contracts and
         mutual funds                                                                  (3,105)    (1,663)    (4,768)
                                                                                      -------    -------    -------

       Projected benefit obligations in excess of plan assets                             312         18        330

       Unrecognized prior service cost                                                    (37)      (127)      (164)

       Unrecognized net gain (loss) from past experience different from that
         assumed and effects of changes in assumptions                                    187       (177)        10

       Unrecognized net obligation at June  1, 1987 being
         recognized over 15 years                                                        (206)       (97)      (303)

       Additional minimum liability                                                       --         401        401
                                                                                      -------    -------    -------

       Accrued pension liability included in the
         Company's consolidated balance sheets                                        $   256    $    18    $   274
                                                                                      =======    =======    =======

                    AEROSPACE METALS, INC. AND SUBSIDIARIES
            years ended June 3, 1995, June 1, 1996 and May 31, 1997
  and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                    ----------


3.  EMPLOYEE BENEFIT PLANS, CONTINUED:

                                                                                       (Unaudited)
                                                                                   September 27, 1997
                                                                                   ------------------
                                                                                    ($ in Thousands)
                                                                             Salaried      Hourly       Total
                                                                             --------      ------       -----
         Actuarial present value of benefit obligations:
           Vested benefits                                                   $ 2,845       $ 1,663      $ 4,508
           Nonvested benefits                                                     36            52           88
                                                                             -------       -------      -------
         Accumulated benefit obligations                                       2,881         1,715        4,596

         Projected effect of future compensation increases                       626           ---          626
                                                                             -------       -------      -------
         Projected benefit obligations for service rendered to date            3,507         1,715        5,222

         Less - plan assets at fair value, primarily
           insurance company separate accounts,
           immediate participation guarantee contracts and
           mutual funds                                                       (3,316)       (1,771)      (5,087)
                                                                             -------       -------      -------
         Projected benefit obligations in excess of (less than) plan assets      191           (56)         135

         Unrecognized prior service cost                                         (36)         (122)        (158)

         Unrecognized net gain (loss) from past experience
           different from that assumed and effects of changes
           in assumptions                                                        265          (143)         122

         Unrecognized net obligation at June 1, 1987 being                      (197)          (91)        (288)
           recognized over 15 years

         Additional minimum liability                                            ---           356          356
                                                                             -------       -------      -------
         Accrued net pension liability included in the
           Company's consolidated balance sheets                             $   223       $   (56)     $   167
                                                                             =======       =======      =======

                   AEROSPACE METALS, INC. AND SUBSIDIARIES
           years ended June 3, 1995, June 1, 1996 and May 31, 1997
 and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                   ________

3.  EMPLOYEE BENEFIT PLANS, CONTINUED:

    Net pension cost included the following components:

                                                                                        (Unaudited)
                                                June 3,   June 1,    May 31,    September 28,    September 27,
                                                 1995       1996      1997          1996              1997
                                                 ----       ----      ----          ----              ----
                                                                 ($ in Thousands)
           Service cost - benefits
               earned during the period          $ 159     $ 123     $ 158         $  53             $  54
           Interest cost on projected
               benefit obligation                  369       374       406           162               137
           Actual return on plan assets           (184)     (428)     (484)         (185)             (139)
           Net amortization and deferral           (32)      178       147            76                21
                                                 -----     -----     -----         -----             -----

                                                 $ 312     $ 247     $ 227         $ 106             $  73
                                                 =====     =====     =====         =====             =====

    The weighted-average discount rate, rate of increase in future compensation levels and the expected long-term rate of return on assets used in determining the actuarial present value of the projected benefit obligation for fiscal years 1995, 1996 and 1997 were 8.25%, 4.5% and 9.0%, respectively.

    In accordance with provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" ("SFAS 87"), the Company has accrued an additional minimum liability of $414,000 and $401,000 as of June 1, 1996 and May 31, 1997, respectively. Under the provisions of SFAS 87, a corresponding amount is recognized as either an intangible asset, a reduction of equity or a combination of both. Accordingly, the Company recorded intangible assets of $258,000 and $224,000 as of June 1, 1996 and May 31, 1997, respectively. In addition, the Company recorded equity reductions of $156,000 and $177,000 as of June 1, 1996 and May 31, 1997,
    respectively.

    The Company offers a savings plan under Section 401(k) of the Internal Revenue Code. The savings plan allows eligible salaried employees to defer up to 10% of their income on a pretax basis through contributions to the plan. For every dollar an employee contributes (up to 6% of an individual's income on a pretax basis), the Company will match 50%. For the years ended June 3, 1995, June 1, 1996 and May 31, 1997, the expense for matching contributions was $48,000, $55,000 and $64,000, respectively.

                   AEROSPACE METALS, INC. AND SUBSIDIARIES
           years ended June 3, 1995, June 1, 1996 and May 31, 1997
 and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                ______________

4.  LONG-TERM DEBT:

    Long-term debt comprised the following at:

                                                                                               (Unaudited)
                                                                       June 1,     May 31,     September 27,
                                                                        1996        1997           1997
                                                                        ----        ----           ----
                                                                              ($ in Thousands)
           Officer promissory note, due on demand  (a)                $ -         $   39        $   297
           Term loan (b)                                                 920         712            642
           7-1/2% promissory note, due 2006 (c)                         -          1,424          1,424
                                                                      ------      ------        -------
                                                                         920       2,175          2,363
           Less - current portion                                       (208)       (247)          (505)
                                                                      ------      ------        -------

                                                                      $  712      $1,928        $ 1,858
                                                                      ======      ======        =======



    (a) This promissory note, which is payable to the Chairman of the Company, was entered into during fiscal period ended September 27, 1997, in the amount of $300,000 and is payable upon demand and accrues interest at the base rate minus 1/2%.

    (b) The Company has a credit facility with Fleet Bank consisting of a term loan facility of $2,500,000 and a revolving working capital line of credit of $10,000,000. At June 1, 1996 and May 31, 1997, borrowings of $920,000 and $712,000, respectively, were outstanding under the term loan facility, which expires on October 1, 2000. These borrowings bear interest at a fixed rate of 6.98%. Under the terms of this facility, the Company covenants that, among other things, it will maintain certain levels of tangible net worth. An additional $1,250,000 is available to the Company under the term loan facility for a seven-year term, at a fixed rate of interest to be determined at the time of the related closing. The revolving $10,000,000 working capital line of credit expires on December 1, 1998 and bears interest at the bank's base rate with an option to convert to a LIBOR rate. Borrowings under this facility are limited by a collateral formula based on levels of accounts receivable and inventories. At June 1, 1996 and May 31, 1997, there were no borrowings outstanding under this line of credit, however, the Company did maintain standby letters of credit in conjunction with its workers' compensation insurance plan, in the amount of approximately $165,000 and $100,000, respectively. Both the term loan and the working capital line of credit are collateralized by accounts receivable, inventories and certain personal property.

    (c) On December 15, 1996, the Company redeemed all the outstanding shares of its 6% preferred stock in exchange for an initial $58,000 payment and a $1,424,000 promissory note (the "Note"). The Note, issued to a related party, bears interest at a fixed rate of 7-1/2% and matures in 2006. The Note is uncollateralized and subordinate to the prior payment in full of any institutional indebtedness. Interest, in the amount of approximately $49,000, had been paid as of May 31, 1997.

                    AEROSPACE METALS, INC. AND SUBSIDIARIES
            years ended June 3, 1995, June 1, 1996 and May 31, 1997
  and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                    ________

4.  LONG-TERM DEBT, CONTINUED:

    Maturities of long-term debt at May 31, 1997 for the succeeding five fiscal years and thereafter are as follows:

                                                                        ($ In Thousands)
                                1998                                       $    247
                                1999                                            208
                                2000                                            208
                                2001                                             88
                                2002                                              -
                                Thereafter                                    1,424
                                                                           --------
                                                                           $  2,175
                                                                           ========


5.  INCOME TAXES:

    The provision for income taxes comprised the following:

                                                                                        (Unaudited)
                                             June 3     June 1,      May 31,    September 28,    September 27,
                                              1995       1996         1997          1996             1997
                                              ----       ----         ----          ----             ----
                                                               ($ in Thousands)
             Currently payable:
                Federal                     $   867       $1,597     $  666          $128               $157
                State                           168          648        246            45                 54
                                            -------       ------     ------          ----               ----
                                              1,035        2,245        912           173                211
                                            -------       ------     ------          ----               ----
             Deferred:
                Federal                         278           94         15             -                  -
                State                            36           31          5             -                  -
                                            -------       ------     ------          ----               ----
                                                314          125         20             -                  -
                                            -------       ------     ------          ----               ----

                                             $1,349       $2,370     $  932          $173               $211
                                            =======       ======     ======          ====               ====

Deferred taxes comprised the following:

                                                                                                   (Unaudited)
                                                                      June 1,       May 31,       September 27,
                                                                       1996          1997             1997
                                                                       ----          ----             ----
                                                                                ($ in Thousands)
             Deferred tax assets                                       $ 354        $  272          $  272

             Deferred tax liabilities                                   (636)         (575)           (575)
                                                                       -----        ------           -----
                                                                       $(282)       $ (303)          $(303)
                                                                       =====        ======           =====


                    AEROSPACE METALS, INC. AND SUBSIDIARIES
            years ended June 3, 1995, June 1, 1996 and May 31, 1997
  and (unaudited) four months ended September 28, 1996 and September 27, 1997

                                    _____


5.   INCOME TAXES, CONTINUED:

     The principal temporary differences that give rise to deferred tax assets and liabilities are related to inventory capitalization adjustments, miscellaneous reserves, and the use of accelerated methods of depreciation.

     The difference between the actual tax provision and the amounts obtained by applying the statutory U.S. Federal income rate of 34% to income before taxes is primarily attributable to state income taxes.

6.   CONTINGENT LIABILITY:

     The Company has been named, together with other parties, in certain claims by the U.S. Environmental Protection Agency (the "EPA"), as a potentially responsible party ("PRP"), with respect to alleged liability under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), relating to cleanup costs at certain sites not owned or operated by the Company.

     The Company's counsel has indicated that it is not possible at this time to provide an opinion as to the potential liability, if any, with respect to any of the aforementioned CERCLA claims. In the opinion of management, ultimate resolution of these claims will not have a material impact on the financial position of the Company.

ITEM 7(B):  PRO FORMA FINANCIAL INFORMATION


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed financial statements give effect to the Company's acquisition of substantially all of the assets of Aerospace Metals, Inc., Aerospace Parts Security, Inc. and The Suisman Titanium Corporation (collectively "Aerospace") using the purchase method of accounting. An unaudited pro forma combined condensed balance sheet is provided as of September 30, 1997, giving effect to the acquisition of Aerospace and to other significant transactions as if these transactions occurred on September 30, 1997. Unaudited pro forma combined condensed statements of operations are provided for the six months ended September 30, 1997 and the year ended March 31, 1997, giving effect to the acquisition of Aerospace and other significant transactions as if these transactions had occurred on April 1, 1996.

     The following unaudited pro forma combined condensed statements of operations do not reflect the operating results from discontinued operations. As previously disclosed, the discontinued operations include i) the Spectra*Star printer and consumables business, which was sold during the first quarter of fiscal 1997 and ii) the VideoShow and related product lines business, which was discontinued during the fourth quarter of fiscal 1995 and sold during the third quarter of fiscal 1997.

     The accompanying unaudited pro forma combined condensed financial statements have been derived from the Company's unaudited pro forma combined condensed balance sheet as of September 30, 1997, the unaudited pro forma combined condensed statement of operations for the year ended March 31, 1997 and the unaudited pro forma combined condensed statement of operations for the six months ended September 30, 1997 (incorporated by reference to pages 37-51 of the Company's Proxy Statement dated November 20, 1997), and the unaudited balance sheet as of September 27, 1997 and the unaudited statement of operations for the twelve months ended March 31, 1997 and the six months ended September 27, 1997 for Aerospace.

     The excess of the acquisition costs over the fair value, as estimated by the Company, of the net assets to be acquired has been allocated to goodwill. The Company considers all intangible assets in the allocation of purchase price. Such allocation of the purchase price may change upon the final determination of the fair value of assets acquired (including other intangibles) and liabilities assumed.

     The unaudited pro forma combined condensed financial information does not purport to represent what the Company's combined results of operations would have been had the acquisition occurred on the dates indicated or for any future period or date.

     The unaudited pro forma combined condensed financial information should be read in conjunction with: 1) the annual financial statements and notes thereto for the Company which appear in the Company's Form 10-K for the year ended March 31, 1997, filed with the Commission on June 20, 1997; (2) the Company's Proxy Statement dated November 20, 1997, and (3) the historical audited financial statements and notes thereto and unaudited interim financial statements and notes thereto for Aerospace which appear elsewhere in this Form 8-K.

                           METAL MANAGEMENT, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (in thousands)


                                                MTLM
                                              PRO FORMA  AEROSPACE         PRO FORMA        PRO FORMA
                                               9/30/97    9/27/97         ADJUSTMENTS       COMBINED
                                              ---------  ---------        -----------       ---------
ASSETS
Current assets:
  Cash and cash equivalents                   $ 23,643     $ 3,985          $(14,411)  2.   $ 16,132
                                                                              (3,985)  5.
                                                                             (10,000)  11.
                                                                              25,000   12.
                                                                              (8,100)  13.
  Accounts receivable, net                      88,307       8,340                89   5.     96,736
  Inventories                                   49,561       8,417             3,226   7.     61,204
  Other current assets                           4,415       1,118              (298)  5.      5,235
                                              --------     -------          --------        --------
            Total current assets               165,926      21,860            (8,479)        179,307
Property and equipment, net                     93,272       3,802            (1,601)  8.     97,399
                                                                               1,926   9.
Goodwill and other intangibles                 176,713         224              (224)  5.    177,224
                                                                                 511   6.
Other assets                                    10,793         145              (145)  5.     10,793
                                              --------     -------          --------        --------
                TOTAL ASSETS                  $446,704     $26,031          $ (8,012)       $464,723
                                              ========     =======          ========        ========
LIABILITIES AND EQUITY
Current liabilities:
  Operating lines of credit                   $ 14,297     $     0          $      0        $ 14,297
  Accounts payable                              54,981       5,305               195   4.     60,481
  Other accrued liabilities                     16,052         558              (209)  5.     16,304
                                                                                 (97)  14.
  Current portion of debt                       38,783         505              (505)  5.     19,141
                                                                             (10,000)  11.
                                                                              (8,100)  13.
                                                                              (1,542)  14.
                                              --------     -------          --------        --------
         Total current liabilities             124,113       6,368           (20,258)        110,223
Long term debt, less current                    96,798       1,858            (1,858)  5.     96,798
Deferred taxes                                   8,971         513              (513)  5.      8,971
Other liabilities                                2,040         167              (167)  5.      2,040
                                              --------     -------          --------        --------
             TOTAL LIABILITIES                 231,922       8,906           (22,796)        218,032
Stockholders equity:
  Convertible preferred stock - Series A        24,323                                        24,323
  Convertible preferred stock - Series B        19,100                                        19,100

  Common stock, warrants and                   178,402         655             5,270   3.    210,311
    additional paid in capital                                                  (655)  10.
                                                                              25,000   12.
                                                                               1,639   14.
Retained earnings (accumulated deficit)         (7,043)     16,470           (16,470)  10.    (7,043)
                                              --------     -------          --------        --------
         Total stockholders equity             214,782      17,125            14,784         246,691
                                              --------     -------          --------        --------
TOTAL LIABILITIES AND  STOCKHOLDERS EQUITY    $446,704     $26,031          $ (8,012)       $464,723
                                              ========     =======          ========        ========

     See accompanying notes to unaudited pro forma financial information.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 MTLM                                     PRO FORMA
                                               PRO FORMA   AEROSPACE                      COMBINED
                                              SIX MONTHS   SIX MONTHS   PRO FORMA        SIX MONTHS
                                                9/30/97     9/27/97    ADJUSTMENTS  REF    9/30/97
                                              -----------  ----------  -----------  ---  -----------
Net sales                                     $  354,067     $28,904      $     0          $382,971
Cost of sales                                    316,646      24,501          338   15.     341,620
                                                                              135   16.
                                              ----------     -------      -------          --------
Gross profit                                      37,421       4,403         (473)           41,351
Expenses:
  General and administrative                      22,430       1,994         (610)  17.      23,814

  Depreciation and amortization                    6,959         299          (66)  16.       7,336
                                                                              138   18.
                                                                                6   19.
                                              ----------     -------      -------          --------
 Operating income from continuing
  operations                                       8,032       2,110           59            10,201

Interest expense                                  (6,807)        (80)          54   20.      (5,968)
                                                                              425   21.
                                                                              371   22.
                                                                               69   23.
Other income                                         634          85            0               719
                                              ----------     -------      -------          --------
Income from continuing operations
 before income taxes                               1,859       2,115          978             4,952
Provision for income taxes                           744         877          360   24.       1,981
                                              ----------     -------      -------          --------
Net income from continuing
 operations                                        1,115       1,238          618             2,971
Accretion of preferred stock to
 redemption value                                     57                                         57
Preferred stock dividends                          6,545                                      6,545
                                              ----------     -------      -------          --------
Net income (loss) from continuing
 operations applicable to common stock       $    (5,487)    $ 1,238     $    618        $   (3,631)
                                             ===========     =======     ========        ==========
Net loss from continuing
 operations per common share                 $     (0.20)        n/a          n/a           $ (0.12)

Weighted average shares outstanding           27,958,973         n/a      402,893   25.  30,014,541
                                                                          182,087   26.
                                                                        1,470,588   27.

See accompanying notes to unaudited pro forma financial information.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 MTLM                                         PRO FORMA
                                               PRO FORMA     AEROSPACE                        COMBINED
                                              FISCAL YEAR  TWELVE MONTHS   PRO FORMA        TWELVE MONTHS
                                                3/31/97       3/31/97     ADJUSTMENTS  REF     3/31/97
                                              -----------  -------------  -----------  ---  -------------
Net sales                                     $  645,722        $50,112      $     0          $  695,834
Cost of sales                                    581,128         44,261         (389)  15.       625,270
                                                                                 270   16.
                                              ----------        -------      -------          ----------
Gross profit                                      64,594          5,851          119              70,564
Expenses:
  General and administrative                      40,329          3,526         (741)  17.        43,114

  Depreciation and amortization                   13,489            565         (149)  16.        14,193
                                                                                 275   18.
                                                                                  13   19.
                                              ----------        -------      -------          ----------
Operating income from continuing
 operations                                       10,776          1,760          721              13,257

Interest expense                                 (12,674)          (111)          46   20.       (10,859)
                                                                                 850   21.
                                                                                 891   22.
                                                                                 139   23.
Other income                                       2,301            222            0               2,523
                                              ----------   ------------   ----------          ----------
Income from continuing operations
 before income taxes                                 403          1,871        2,647               4,921
Provision for income taxes                           161            794        1,013   24.         1,968
                                              ----------   ------------   ----------          ----------
Net income from continuing
 operations                                          242          1,077        1,634               2,953
Preferred stock dividends                          7,745                                           7,745
                                              ----------        -------      -------          ----------
Net income (loss) from continuing
 operations applicable to common stock        $   (7,503)       $ 1,077     $  1,634          $   (4,792)
                                              ===========       =======     ========          ==========

Net loss from continuing
 operations per common share                 $     (0.27)          n/a           n/a          $    (0.16)

Weighted average shares outstanding           27,578,324           n/a       402,893   25.    29,633,892
                                                                             182,087   26.
                                                                           1,470,588   27.

See accompanying notes to unaudited pro forma financial information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma combined condensed financial statements as of September 30, 1997 and for the six months ended September 30, 1997 and the year ended March 31, 1997 are based on the following assumptions and adjustments:

     Items 1 - 10 represent pro forma adjustments to the Company's balance sheet as of September 30, 1997 giving effect to the acquisition of substantially all of the assets of Aerospace, using the purchase method of accounting.

1. The purchase consideration for Aerospace is comprised of the following ($ in 000's):

     Shares of MTLM restricted common stock  issued    402,893

     Cash payment                                    $  14,411
     Value of common stock issued                        5,270
     Cash payment for transaction costs                    200
                                                     ---------

     Total estimated consideration                   $  19,881
                                                     =========

     The estimated consideration will be allocated for pro forma purposes as follows (in 000's):


     Current assets                                  $  20,892
     Noncurrent assets                                   4,127
     Current liabilities                                (5,654)
     Long term debts/other liabilities                       0
     Goodwill                                              516
                                                     ---------
                                                     $  19,881
                                                     =========


     The above allocation of the estimated consideration is preliminary and may change upon final determination of the fair value of assets acquired and liabilities assumed. Goodwill is being amortized over 40 years.

2. Reflects the cash consideration paid to the sole shareholder of Aerospace in partial consideration for substantially all of the assets of Aerospace.

3. Reflects the issuance of 402,893 shares of restricted common stock issued to the sole shareholder of Aerospace in partial consideration for substantially all of the assets of Aerospace. The Company has agreed to prepare and file a registration statement on Form S-3 covering the resale of these shares within 20 days of closing; therefore, the common stock was valued based on the closing stock price of $13.625 on January 20, 1998, discounted by 4% for trading restrictions and lack of marketability.

4. Reflects estimated transaction costs remaining to be incurred for Aerospace (in 000's):


     Estimated transaction costs                      $    200
     Incurred through September 30, 1997                     5
                                                      --------
     Remaining costs to be paid                       $    195
                                                      ========


     The remaining costs to be incurred is presented as an increase in accounts payable.

5. Reflects the elimination of assets and liabilities which were not purchased or assumed from Aerospace.

6. Reflects the goodwill, net of transaction costs already capitalized, related to the acquisition of substantially all of the assets of Aerospace.

7. Reflects the adjustment of LIFO inventory for Aerospace to a FIFO basis to conform to MTLM's accounting policy for inventory valuation.

8. Reflects the elimination of real property of Aerospace which was not purchased by the Company.

9. Reflects the write-up of fixed assets purchased from Aerospace to fair market value (in 000's):

     Fair market value                          $ 4,127
     Book  value                                  2,201
                                                -------
     Write-up of fixed assets                   $ 1,926
                                                =======


10.  Reflects the elimination of the equity accounts of Aerospace.

     Items 11 - 14 reflect pro forma adjustments to the Company's consolidated balance sheet for significant equity and financing transactions completed by the Company subsequent to November 20, 1997 assuming these transactions occurred on September 30, 1997

11. On December 2, 1997, the Company repaid a $10.0 million short-term loan from a commercial bank. Presented as a $10.0 million decrease in cash and current portion of debt.

12. On December 19, 1997, the Company completed a $25.0 million private equity placement to an affiliate of investor Sam Zell. In the transaction, Samstock, L.L.C., ("Samstock") an affiliate of Sam Zell's Equity Group Investments, Inc., received 1,470,588 shares of the Company's common stock, and warrants to purchase an additional 400,000 shares of common stock at $20 per share and 200,000 shares at $23 per share. The warrants are subject to mandatory exercise under certain circumstances. Presented as an $25.0 million increase to cash and equity.

13. On January 7, 1998, the Company repaid a $8.1 million short-term loan issued to the former shareholders of Proler Southwest, Inc. Presented as a $8.1 million decrease to cash and current portion of debt.

14. On January 14, 1998, the former shareholders of Reserve converted a $1,541,660 note payable and accrued interest of $97,124 into 182,087 shares of common stock. Presented as a $1,541,660 reduction in current portion of debt, a $97,124 reduction in accrued expenses and a $1,638,784 increase in equity.

     Items 15 - 20 reflect pro forma adjustments to the Company's statement of operations giving effect to the Company's acquisition of substantially all of the assets of Aerospace as if it occurred on April 1, 1996.

15. Reflects the adjustment of LIFO cost of goods sold for Aerospace to a FIFO basis to conform to MTLM's accounting policy for inventory valuation.

16. The Company did not purchase the real estate where the operations of Aerospace are conducted. The Company entered into a 10 year lease agreement for this real estate requiring annual lease payments of $150,000 for the first two years of the lease. The annual lease payments will increase to $300,000 for the remaining term. The pro forma adjustment reflects the straight-line lease expense for the period and the elimination of depreciation expense previously recognized by Aerospace on the real estate.

17. Reflects the reduction to compensation expense of the former shareholder of Aerospace who entered into a consulting agreement with the Company.
     The pro forma adjustment includes only the historical compensation expense that has been contractually eliminated.

18. Aerospace records depreciation expense based on the straight-line method. Pro forma adjustment represents incremental depreciation expense on the write-up of fixed assets purchased to fair market value. Incremental depreciation expense was computed assuming an average useful life of 7 years.

19. Pro forma adjustment reflects amortization of goodwill associated with MTLM's acquisition of substantially all of the assets of Aerospace. Goodwill is being amortized over 40 years.

20. Pro forma adjustment reflects elimination of interest expense on a preferred stock redemption and shareholder loan which were not assumed by the Company.

     Items 21 - 23 reflect pro forma adjustments to the Company's statement of operations giving effect to the Company's significant financing and equity transactions (refer to adjustments 11 - 14 above) as if these transactions occurred on April 1, 1996.

21. Reflects the reversal of interest expense associated with a $10.0 million short-term loan which was repaid on December 2, 1997 (see Note 11 above).

22. Reflects the reversal of interest expense associated with a $8.1 million short-term loan which was repaid to the former shareholders of Proler Southwest on January 7, 1998 (see Note 13 above).

23. Reflects the reversal of interest expense associated with a $1.5 million short-term loan which was converted into common stock on January 14, 1998 (see Note 14 above).

24. Adjustment to income tax provision to reflect the combined results of operations of the Company and Aerospace assuming a combined 40% effective federal and state effective tax rate.

25. Reflects the number of shares of common stock issued to the former shareholder of Aerospace in partial consideration for substantially all of the assets of Aerospace.

26. Reflects the number of shares of common stock issued to the former shareholders of Reserve in connection with the conversion of a note payable (see Note 14 above).

27. Reflects the number of shares of common stock issued to Samstock, L.L.C. in a private offering on December 18, 1997 (See Note 12 above).